Exhibit 99.1

Shineco Announces Reverse Split to Regain NASDAQ Compliance

BEIJING, November 12, 2024 /PRNewswire/ — Shineco Inc. (“Shineco” or the “Company”; NASDAQ: SISI), a producer of innovative diagnostic medical products and related medical devices, announced today that effective at 12:01 a.m., EDT, on November 12, 2024, the Company will effect a one-for-twenty four (1-for-24) reverse stock split of its outstanding common stock (the “Reverse Stock Split”).

The Reverse Stock Split is primarily intended to bring the Company into compliance with the minimum average closing share price requirement for maintaining its listing on the Nasdaq Capital Market. The Company’s common stock will continue to trade under the symbol “SISI”. Upon the effectiveness of the Reverse Stock Split, every twenty-four shares of issued and outstanding common stock before the open of business on November 12, 2024, will be combined into one issued and outstanding share of common stock, with no change in par value per share. The Company’s common stock will open for trading on Nasdaq on November 12, 2024, on a post-split basis but will trade under a new CUSIP Number, 824567507.

As a result of the Reverse Stock Split, the Company will have 1,613,898 shares of common stock issued and outstanding. No fractional shares will be issued as a result of the Reverse Stock Split. Any fractional shares that would result from the Reverse Stock Split will be rounded up to the nearest whole share.

The Reverse Stock Split will affect all issued and outstanding shares of the Company’s common shares, as well as the number of shares of common shares available for issuance under the Company’s stock options and warrants. In addition, the Reverse Stock Split will reduce the number of shares of common stock issuable upon the exercise of stock options and warrants outstanding immediately prior to the Reverse Stock Split and correspondingly increase the respective aggregate exercise prices. The Reverse Stock Split will affect all holders of the Company’s common stock uniformly and will not alter any stockholder’s percentage interest in the Company’s common stock, except to the extent that the Reverse Stock Split results in some stockholders experiencing an adjustment of a fractional share as described above.

Transhare Corporation is acting as the transfer and exchange agent for the Reverse Stock Split. Registered stockholders who hold shares of the Company’s common stock are not required to take any action to receive post-reverse stock split shares. Stockholders who hold their shares in brokerage accounts or in “street name” will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to each broker’s particular processes, and will not be required to take any action in connection with the Reverse Stock Split.

About Shineco, Inc.

Shineco Inc. (“Shineco” or the “Company”) aims to ‘care for a healthy life and improve the quality of life’, by providing safe, efficient and high-quality health and medical products and services to society. Shineco, operating through subsidiaries, has researched and developed 33 vitro diagnostic reagents and related medical devices to date, and the Company also produces and sells healthy and nutritious foods. For more information about Shineco, please visit www.biosisi.com/.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by terminology such as “may”, “will”, “should”, “could”, “intend”, “expect”, “plan”, “budget”, “forecast”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “continue”, “evaluating” or similar words. Forward-looking statements should not be relied upon because they are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Examples of forward-looking statements include, among others, statements we make regarding the innovativeness and market position of our products and services, our competitive strengths, and our expectation that the healthy meals replacement joint venture will be a competitive product in its field. You are cautioned not to rely on any forward-looking statements. Actual results may differ materially from historical results or those indicated by the forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with the Company’s ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the ability to obtain all necessary regulatory approvals in the jurisdictions where it intends to market and sell its products, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulations, economic conditions, the impact of the COVID-19 pandemic, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. Shineco encourages you to review other factors that may affect its future results in its filings with the Securities and Exchange Commission. The forward-looking statements in this press release are based only on information currently available to us and speak only as of the date of this press release, and Shineco assumes no obligation to update any forward-looking statements except as required by the applicable rules and regulations.

For more information, please contact:

Shineco,Inc.

secretary@shineco.tech

Mobile: +86-010-68130220

Precept Investor Relations LLC

David J. Rudnick

david.rudnick@preceptir.com

Mobile: +1-646-694-8538